Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 3 to Registration Statement No. 333-166009 of our report dated March 9, 2010 (May 28, 2010 as to Note 20) relating to the consolidated financial statements and financial statement schedules of Arizona Chem Sweden Holdings AB and subsidiaries appearing in the Prospectus, which is part of such Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Jacksonville, Florida
August 24, 2010